Exhibit 99.1

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. Announces June 30, 2026 Financial Results and Declares Third Quarter 2026 Dividend of $0.42 per Share

BOSTON – August 10, 2026 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the second quarter ended June 30, 2026, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the third quarter of 2026.

"BCSF delivered solid net investment income per share during the second quarter of 2026. Credit quality across our diversified portfolio remains healthy and our borrowers continue to demonstrate sound operating performance," said Michael Ewald, Chief Executive Officer of BCSF. "The current environment continues to present compelling opportunities in the core middle market and we believe BCSF is well-positioned to execute on our longstanding, disciplined strategy and deliver attractive risk-adjusted returns for our shareholders."

Quarterly Highlights

•
Net investment income (NII) per share was $0.44, equating to an annualized NII yield on book value of 10.5%(1);
•
Net income per share was $0.22, equating to an annualized return on book value of 5.2%(1);
•
Net asset value per share as of June 30, 2026 was $16.65, as compared to $16.86 as of March 31, 2026;
•
Gross and net investment fundings were $182.0 million and $(95.2) million, respectively; ending net debt-to-equity was 1.22x, as compared to 1.28x as of March 31, 2026(2);
•
Investments on non-accrual represented 3.2% and 2.2% of the total investment portfolio at amortized cost and fair value, respectively, as of June 30, 2026, compared to 1.4% and 0.6% of the total investment portfolio at amortized cost and fair value, respectively, as of March 31, 2026; and
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the third quarter of 2026 payable to stockholders of record as of September 15, 2026(3).

Selected Financial Highlights

($ in millions, unless otherwise noted)	Q2 2026	Q1 2026
Net investment income per share	$0.44	$0.42
Net investment income	$28.6	$27.4
Earnings per share	$0.22	$0.05
Regular dividends per share declared and payable	$0.42	$0.42

($ in millions, unless otherwise noted)	As of June 30, 2026	As of March 31, 2026
Total fair value of investments	$2,363.6	$2,470.8
Total assets	$2,620.1	$2,601.7
Total net assets	$1,080.4	$1,093.6
Net asset value per share	$16.65	$16.86

Portfolio and Investment Activity

For the three months ended June 30, 2026, the Company invested $182.0 million in 99 portfolio companies, including $73.4 million in 8 new companies and $108.6 million in 91 existing companies. The Company had $277.2 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(95.2) million.

Investment Activity for the Quarter Ended June 30, 2026:

($ in millions)	Q2 2026	Q1 2026
Investment Fundings	$182.0	$243.2
Sales and Repayments	$(277.2)	$(255.4)
Net Investment Activity	$(95.2)	$(12.2)

As of June 30, 2026, the Company’s investment portfolio had a fair value of $2,363.6 million, comprised of investments in 214 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of June 30, 2026:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,499.6	63.4%
Second Lien Senior Secured Loan	30.1	1.3
Subordinated Debt	86.6	3.7
Preferred Equity	182.7	7.7
Equity Interest	176.8	7.5
Warrants	0.7	0.0
Investment Vehicles	387.1	16.4
Subordinated Note in ISLP	190.7	8.1
Equity Interest in ISLP	30.7	1.3
Subordinated Note in SLP	163.8	6.9
Preferred and Equity Interest in SLP	1.9	0.1
Total	$2,363.6	100.0%

As of June 30, 2026, the weighted average yield on the investment portfolio at amortized cost and fair value were 10.8% and 10.4%, respectively, as compared to 10.8% and 10.9%, respectively, as of March 31, 2026(4)(5). 94.5% of the Company’s debt investments at fair value were in floating rate securities.

As of June 30, 2026, four portfolio companies were on non-accrual status, representing 3.2% and 2.2% of the total investment portfolio at amortized cost and fair value, respectively.

As of June 30, 2026, ISLP’s investment portfolio had an aggregate fair value of $705.7 million, comprised of investments in 38 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 93.9% first lien senior secured loans, 0.7% second lien senior secured loans and 5.4% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of June 30, 2026, SLP’s investment portfolio had an aggregate fair value of $1,587.8 million, comprised of investments in 107 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.6% first lien senior secured loans, 0.3% second lien senior secured loans, and 0.1% equity interests. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

Results of Operations

For the three months ended June 30, 2026 and March 31, 2026, total investment income was $62.3 million and $66.2 million, respectively.

Total expenses (before taxes) for the three months ended June 30, 2026 and March 31, 2026 were $33.0 million and $37.9 million, respectively.

Net investment income for the three months ended June 30, 2026 and March 31, 2026 was $28.6 million or $0.44 per share and $27.4 million or $0.42 per share, respectively.

During the three months ended June 30, 2026, the Company had net realized and unrealized losses of $14.6 million.

Net increase in net assets resulting from operations for the three months ended June 30, 2026 was $14.1 million, or $0.22 per share.

Capital and Liquidity

Bain Capital Specialty Finance, Inc.

As of June 30, 2026, the Company had total principal debt outstanding of $1,521.0 million, including $249.0 million outstanding in the Company’s Sumitomo Credit Facility, $272.0 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, $350.0 million outstanding in the Company's senior unsecured notes due March 2030, and $350.0 million outstanding in the Company's senior unsecured notes due March 2031.

For the three months ended June 30, 2026, the weighted average interest rate on debt outstanding was 5.0%, as compared to 4.6% for the three months ended March 31, 2026.

As of June 30, 2026, the Company had cash and cash equivalents (including foreign cash) of $112.1 million, restricted cash and cash equivalents of $18.5 million, $69.4 million of unsettled trades, net of receivables and payables of investments, and $606.0 million of capacity under its Sumitomo Credit Facility. As of June 30, 2026, the Company had $438.0 million of undrawn investment commitments.

As of June 30, 2026, the Company’s debt-to-equity and net debt-to-equity ratios were 1.41x and 1.22x, respectively, as compared to 1.34x and 1.28x, respectively, as of March 31, 2026(2). Subsequent to quarter-end, the Company’s debt-to-equity and net debt-to-equity ratios were 1.34x and 1.22x, respectively, as of July 31, 2026.

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)
The third quarter dividend is payable on September 29, 2026 to stockholders of record as of September 15, 2026.

(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(5)
For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

Bain Capital Specialty Finance, Inc.

Conference Call Information

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 11, 2026. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-833-309-3473
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International: 1-785-838-9251
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Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Second Quarter Ended June 30, 2026 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 25, 2026 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

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Domestic: 1-844-512-2921
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International: 1-412-317-6671
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Conference ID: 11162325

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,796,413 and $1,891,513, respectively)	$1,789,082	$1,905,297
Non-controlled/affiliate investments (amortized cost of $21,128 and $7,504, respectively)	31,761	18,674
Controlled affiliate investments (amortized cost of $557,704 and $603,650, respectively)	542,733	584,470
Cash and cash equivalents	97,187	23,092
Foreign cash (cost of $14,632 and $2,477, respectively)	14,957	3,151
Restricted cash and cash equivalents	18,467	32,667
Collateral on derivatives	11,020	10,993
Deferred financing costs	3,023	3,543
Interest receivable on investments	33,882	38,023
Interest rate swap	890	7,976
Receivable for sales and paydowns of investments	70,645	28,856
Prepaid insurance	92	489
Unrealized appreciation on forward currency exchange contracts	1,804	—
Dividend receivable	4,539	5,354
Total Assets	$2,620,082	$2,662,585

Liabilities
Debt (net of unamortized debt issuance costs of $15,936 and $10,110, respectively)	$1,501,129	$1,470,796
Interest rate swap	4,621	—
Interest payable	8,597	12,376
Payable for investments purchased	1,286	2,110
Collateral payable on derivatives	—	12,907
Unrealized depreciation on forward currency exchange contracts	1,105	9,061
Base management fee payable	8,992	9,408
Incentive fee payable	801	5,877
Accounts payable and accrued expenses	13,186	12,910
Distributions payable	—	9,730
Total Liabilities	1,539,717	1,545,175

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,868,507 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	65	65
Paid in capital in excess of par value	1,161,110	1,161,110
Total distributable loss	(80,810)	(43,765)
Total Net Assets	1,080,365	1,117,410
Total Liabilities and Total Net Assets	$2,620,082	$2,662,585

Net asset value per share	$16.65	$17.23

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$37,795	$44,292	$77,128	$85,964
Dividend income	654	2,940	1,273	4,665
PIK income	7,531	7,501	16,236	14,107
Other income	1,767	4,158	3,243	6,991
Total investment income from non-controlled/non-affiliate investments	47,747	58,891	97,880	111,727

Investment income from non-controlled/affiliate investments:
Interest from investments	36	127	38	135
PIK income	—	13	—	30
Other income	44	—	65	42
Total investment income from non-controlled/affiliate investments	80	140	103	207

Investment income from controlled affiliate investments:
Interest from investments	7,336	9,807	17,369	18,955
Dividend income	7,185	2,123	13,168	6,909
PIK income	—	4	2	6
Total investment income from controlled affiliate investments	14,521	11,934	30,539	25,870
Total investment income	62,348	70,965	128,522	137,804

Expenses
Interest and debt financing expenses	20,664	21,772	40,916	40,676
Base management fee	8,993	9,257	18,078	18,325
Incentive fee	801	5,446	6,419	7,668
Professional fees	612	714	1,312	1,428
Directors fees	180	182	360	356
Other general and administrative expenses	1,761	1,928	3,830	4,499
Total expenses, net of fee waivers	33,011	39,299	70,915	72,952
Net investment income before taxes	29,337	31,666	57,607	64,852
Income tax expense, including excise tax	732	1,076	1,638	2,152
Net investment income	28,605	30,590	55,969	62,700

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(7,228)	4,861	(3,408)	(16,125)
Net realized gain (loss) on non-controlled/affiliate investments	(6,598)	(711)	(6,598)	(3,678)
Net realized gain (loss) on controlled affiliate investments	(77)	—	(13,525)	—
Net realized gain (loss) on foreign currency transactions	(889)	581	(823)	332
Net realized gain (loss) on forward currency exchange contracts	(3,136)	(1,409)	(6,125)	(3,814)
Net change in unrealized appreciation on foreign currency translation	(227)	1,484	(362)	1,919
Net change in unrealized appreciation on forward currency exchange contracts	3,214	(15,074)	9,760	(17,147)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	(7,353)	7,507	(30,547)	31,500
Net change in unrealized appreciation on non-controlled/affiliate investments	8,405	(1,379)	8,895	(3,245)
Net change in unrealized appreciation on controlled affiliate investments	(661)	(2,728)	4,209	(173)
Total net loss	(14,550)	(6,868)	(38,524)	(10,431)

Net increase in net assets resulting from operations	$14,055	$23,722	$17,445	$52,269

Basic and diluted net investment income per share of common stock	$0.44	$0.47	$0.86	$0.97
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.22	$0.37	$0.27	$0.81
Basic and diluted weighted average common stock outstanding	64,868,507	64,868,507	64,868,507	64,772,881

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through June 30, 2026, BCSF has invested approximately $10,129.6 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter or the webcast/conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein or on the webcast/conference call. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Scott Lessne

Tel. +1 (212) 300-1800

slessne@apcoworldwide.com

Bain Capital Specialty Finance, Inc.